                                                                 EXHIBIT (r)(1)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT S. SCHIMEK and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

    Registrant Name                     File Nos.
    ---------------                     ---------
    SEPARATE ACCOUNT USL VL-R           333-79471 / 811-09359

    SEPARATE ACCOUNT USL VA-R           333-63673 / 811-09007

MERTON BERNARD AIDINOFF           Director             June 29, 2006
-----------------------
MERTON BERNARD AIDINOFF

CHARLES H. DANGELO                Director             June 29, 2006
-----------------------
CHARLES H. DANGELO

JOHN QUINLAN DOYLE         Director and President      June 29, 2006
-----------------------
JOHN QUINLAN DOYLE

NEIL ANTHONY FAULKNER             Director             June 29, 2006
-----------------------
NEIL ANTHONY FAULKNER

DAVID NEIL FIELDS                 Director             June 29, 2006
-----------------------
DAVID NEIL FIELDS

KENNETH VINCENT HARKINS           Director             June 29, 2006
-----------------------
KENNETH VINCENT HARKINS

DAVID LAWRENCE HERZOG             Director             June 29, 2006
-----------------------
DAVID LAWRENCE HERZOG

ROBERT EDWARD LEWIS               Director             June 29, 2006
-----------------------
ROBERT EDWARD LEWIS

KRISTIAN PHILIP MOOR        Director and Chairman      June 29, 2006
-----------------------
KRISTIAN PHILIP MOOR

WIN JAY NEUGER                    Director             June 29, 2006
-----------------------
WIN JAY NEUGER

ROBERT S. SCHIMEK           Director, Senior Vice      June 29, 2006
-----------------------    President and Treasurer
ROBERT S. SCHIMEK

NICHOLAS SHAW TYLER               Director             June 29, 2006
-----------------------
NICHOLAS SHAW TYLER

NICHOLAS CHARLES WALSH            Director             June 29, 2006
-----------------------
NICHOLAS CHARLES WALSH